CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in HRPT Properties Trust's registration statement (Form S-3 No. 333-56051) and the related prospectus supplement of our report dated January 15, 1999 on Hospitality Properties Trust included in HRPT Properties Trust's Form 8-K dated March 5, 1999 for the year ended December 31, 1998 and to all references to our Firm included in the prospectus supplement.

                                                         /s/ Arthur Andersen LLP

Washington, D.C.
June 9, 1999